UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
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WCA Waste Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
QUORUM AND VOTING
REVOCABILITY OF PROXY
SOLICITATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE CORPORATION IS AUTHORIZED TO ISSUE FROM 25,000,000 TO 50,000,000
STOCKHOLDER PROPOSALS
OTHER BUSINESS
APPENDIX A

WCA Waste Corporation
One Riverway, Suite 1400
Houston, Texas 77056
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To the Stockholders of WCA Waste Corporation:
      The Board of Directors has determined that a Special Meeting of Stockholders (“Special Meeting”) of WCA Waste Corporation (the “Corporation”) will be held on Wednesday, December 21, 2005 at One Riverway, Suite 2080, Houston, Texas 77056, at 9:00 a.m. local time for the following purposes:

1. To approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation to increase the total number of shares of Common Stock, par value $0.01 per share, that the Corporation has the authority to issue from 25,000,000 shares to 50,000,000 shares; and

2. To transact other business that may properly come before the Special Meeting, or any adjournments or postponements thereof.
      These items are fully described in the proxy statement, which is part of this notice.
      The Board of Directors of the Corporation has fixed the close of business on November 25, 2005 as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. A complete list of stockholders will be open to examination by any stockholder for any purpose germane to the Special Meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at the offices of the Corporation at One Riverway, Suite 1400, Houston, Texas 77056 for ten days prior to the Special Meeting. If you would like to view the stockholder list, please call the Secretary at (713) 292-2400 to schedule an appointment. The list will also be available at the Special Meeting and may be inspected by any stockholder who is present.
      Regardless of the number of shares of WCA Waste Corporation common stock you hold, as a stockholder your vote is important and the Board of Directors of the Corporation strongly encourages you to exercise your right to vote. To ensure your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Special Meeting.

By Order of the Board of Directors

Tom J. Fatjo, III
Senior Vice President-Finance and Secretary
November      , 2005
IMPORTANT
STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE SPECIAL MEETING. PLEASE USE THE ENCLOSED POSTAGE-PAID ENVELOPE.

WCA Waste Corporation
One Riverway, Suite 1400
Houston, Texas 77056
(713) 292-2400
PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS
       This proxy statement and the accompanying proxy card are being mailed to stockholders on or about December 1, 2005 in connection with the solicitation by the Board of Directors (the “Board of Directors”) of WCA Waste Corporation of proxies to be used at the Special Meeting of Stockholders (the “Special Meeting”) of WCA Waste Corporation to be held on Wednesday, December 21, 2005 at One Riverway, Suite 2080, Houston, Texas 77056, at 9:00 a.m. local time. Unless the context requires otherwise, references in this proxy statement to “WCA Waste,” “the Corporation,” “we,” “us,” or “our” refer to WCA Waste Corporation.
QUORUM AND VOTING
      Holders of record of our common stock, par value $0.01 per share (the “Common Stock”), at the close of business on November 25, 2005 will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. On the record date, there were                      shares of Common Stock outstanding, held by      holders of record. The number of holders does not include any beneficial owners for whom shares of Common Stock may be held in “nominee” or “street” name. The Common Stock is the only class of our capital stock entitled to vote at the Special Meeting. Each holder of Common Stock is entitled to one vote per share on each matter that is called to vote at the Special Meeting. Stockholders are not entitled to cumulative voting.
      The holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote must be present, in person or by proxy, to constitute a quorum at the Special Meeting. Abstentions and broker non-votes (shares held by a broker or nominee that does not have the authority to vote on a matter and has not received instructions from the beneficial owner) are counted as present in determining whether the quorum requirement is met.
      Our amended and restated bylaws require the affirmative vote of a majority of the votes cast for all matters to be determined at the Special Meeting. On these matters, abstentions and broker non-votes will be treated as unvoted for purposes of determining approval of the proposal and will have neither the effect of a vote for or vote against the proposal.
      The Inspector of Elections for the Special Meeting will be Kevin D. Mitchell, our vice president and controller, and he will tabulate the votes. We will announce preliminary voting results at the Special Meeting. The final official results will be disclosed in our first quarterly report on Form 10-Q that is filed with the Securities and Exchange Commission (“SEC”) after the Special Meeting.
      If a stockholder completes, signs, dates and returns the proxy card, his or her shares will be voted at the Special Meeting in accordance with his or her instructions. If a stockholder returns a proxy card unsigned, his or her vote cannot be counted. If a stockholder signs and dates a proxy card, but does not fill out the voting instructions on the proxy card, the shares represented by the proxy will be voted in accordance with the Board of Directors’ recommendation FOR the amendment to the Corporation’s Amended and Restated Certificate of Incorporation to increase the total number of shares of Common Stock that the Corporation has the authority to issue from 25,000,000 to 50,000,000 shares.

      In addition, if any other matters come before the Special Meeting, Tom J. Fatjo, III, our senior vice president-finance and secretary, and J. Edward Menger, our vice president and general counsel, the named proxies, have discretionary authority to vote on those matters in accordance with their best judgment. The Board of Directors is not currently aware of any other matters that may come before the Special Meeting.
REVOCABILITY OF PROXY
      The form of proxy enclosed is for use at the Special Meeting if a stockholder will be unable to attend in person. The proxy may be revoked by a stockholder at any time before it is exercised by:

•	delivering a written notice of revocation to the Secretary of WCA Waste at our principal executive offices;

•	submitting a later-dated proxy to the Secretary of WCA Waste at our principal executive offices; or

•	voting in person at the Special Meeting.
      Attendance at the Special Meeting will not revoke a proxy unless a stockholder provides written notice of revocation to the Secretary of WCA Waste before the proxy is exercised or unless the stockholder votes his or her shares in person at the Special Meeting. Street name holders that vote by proxy may revoke their proxies by informing the holder of record in accordance with that entity’s procedures.
SOLICITATION
      This solicitation is made on behalf of the Board of Directors. The cost of preparing, assembling, printing and mailing the Notice of Special Meeting of Stockholders, this proxy statement, the enclosed form of proxy and any additional materials, as well as the cost of soliciting the proxies will be borne by us, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy materials to, and solicitation of proxies from, the beneficial owners of shares held by such persons. The solicitation will be initially by mail and it may later be decided to make further solicitations by mail, telephone, telex, facsimile or personal call by our directors, officers and employees. We will not pay additional compensation to our directors, officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      The information provided below indicates the beneficial ownership, as of October 31, 2005, of the Common Stock by each director, by each named executive officer, by all directors and executive officers as a group and by each person known by us to own more than 5% of the outstanding shares of Common Stock.
      For purposes of the tables below, the amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including through the exercise of options or warrants. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Owners of More Than 5% of Common Stock
      Based solely upon filings made with the SEC, the following persons are the only persons known by us to own beneficially more than 5% of the outstanding shares of Common Stock as of October 31, 2005.

	Amount of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class

Neuberger Berman, Inc.	1,560,900	%
Neuberger Berman, LLC(1)
605 Third Avenue
New York, New York 10158-3698
Wasatch Advisors, Inc.(2)	1,314,225	%
150 Social Hall Avenue
Salt Lake City, Utah 84111
Deutsche Asset Management, Inc.(3)	1,219,300	%
Taunusanlage 12
60325 Frankfurt am Main, Germany
Dreman Value Management LLC(4)	850,000	%
520 East Cooper Avenue, Suite 230-4
Aspen, Colorado 81611
Esping Family and Related Entities(5)
2828 Routh Street
Suite 500
Dallas, Texas 75201
William P. Esping	2,136,061	%
Julie E. Blanton	1,097,547	%
Jennifer E. Kirtland	1,094,742	%
Kathryn E. Woods	812,096	%
WPE Kids Partners, L.P.	1,136,221	%
WPF Holdings, Inc.	1,136,221	%
Esping Marital Deduction Trust No. 2	812,096	%

*	Represents beneficial ownership of less than 1%.

(1)	Based on the Schedule 13G filed with the SEC on December 10, 2004, Neuberger Berman, Inc. and Neuberger Berman, LLC have sole voting power with respect to 1,316,000 shares of Common Stock and sole dispositive power with respect to 1,560,900 shares of Common Stock. Neuberger Berman, Inc. made the Schedule 13G filing pursuant to Rule 13d-1(b)(ii)(G) since it owns 100% of both Neuberger Berman, LLC and Neuberger Berman Management, Inc. and does not own over 1% of our common stock. Neuberger Berman, LLC, is an investment advisor and broker/ dealer with discretion and Neuberger Berman Management, Inc. is an investment advisor to a Series of Public Mutual Funds. Neuberger Berman, LLC is deemed to be a beneficial owner for purpose of Rule 13(d) since it has shared power to make decisions whether to retain or dispose of, and in some cases the sole power to vote, the securities of many unrelated clients. Neuberger Berman, LLC does not, however, have any economic interest in the securities of those clients. The clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. Employee(s) of Neuberger Berman, LLC and Neuberger Berman Management, Inc. (“Employees”) own 10,850 shares. Employee(s) own these shares in their own personal securities accounts. Neuberger Berman, LLC disclaims beneficial ownership of these shares since these shares were purchased with each Employee(s) personal funds and each Employee has exclusive dispositive and voting power over the shares held in their respective accounts. No other Neuberger Berman, LLC advisory client has an interest of more than 5% of our common stock.

In a Form 13F filed with the SEC on November 7, 2005, Neuberger Berman, LLC reported sole investment discretion with respect to 2,304,805 shares, sole voting authority with respect to 1,974,550 shares and no voting authority with respect to 330,300 shares.

(2)	Based on the Schedule 13G filed with the SEC on February 15, 2005, Wasatch Advisors, Inc. has sole voting and dispositive power with respect to 1,314,225 shares of Common Stock.

In a Form 13F filed with the SEC on August 15, 2005, Wasatch Advisors, Inc. reported sole investment discretion with respect to 1,268,395 shares.

(3)	The amount shown as beneficially owned by Deutsche Asset Management, Inc. is based solely on a Form 13F filed by Deutsche Bank Aktiengesellschaft on November 10, 2005. In that form, Deutsche Asset Management, Inc. reported shared investment discretion and sole voting power with respect to 1,219,300 shares.

(4)	Based on the Schedule 13G filed with the SEC on February 11, 2005, Dreman Value Management LLC has shared voting and sole dispositive power with respect to 850,000 shares of Common Stock.

In a Form 13F filed with the SEC on November 14, 2005, Dreman Value Management, L.L.C. reported sole investment discretion with respect to 1,353,350 shares, sole voting authority with respect to 25,950 shares, shared voting authority with respect to 70,600 shares and no voting authority with respect to 1,256,800 shares.

(5)	Based on the Schedule 13D filed with the SEC on May 9, 2005, (a) William P. Esping holds sole voting and dispositive power with respect to 1,171,478 shares of common stock and shared voting and dispositive power with respect to 964,583 shares of common stock, (b) Julie E. Blanton holds sole voting and dispositive power with respect to 282,645 shares of common stock and shared voting and dispositive power with respect to 814,902 shares of common stock, (c) Jennifer E. Kirtland holds sole voting and dispositive power with respect to 282,646 shares of common stock and shared voting and dispositive power with respect to 812,096 shares of common stock, and (d) Kathryn E. Woods holds shared voting and dispositive power with respect to 812,096 shares of common stock. William P. Esping holds sole ultimate voting and investment control over all shares of common stock owned by WPE Kids Partners, L.P. and WPE Holdings, Inc. William P. Esping, Julie E. Blanton, Jennifer E. Kirtland and Kathryn E. Woods are the four trustees of the Esping Marital Deduction Trust No. 2. They share voting and investment control over the 812,096 shares of common stock held by the trust. For discussion of Mr. Esping’s relationship with Waste Corporation of America, LLC, see “Waste Corporation of America, LLC,” below.
Directors and Executive Officers
      Except under applicable community property laws or as otherwise indicated in the footnotes to the table below, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned. The address of all directors and executive officers in this table is c/o WCA Waste Corporation, One Riverway, Suite 1400, Houston, Texas 77056.

	Amount and
	Nature of
	Beneficial	Percent of
Name of Beneficial Owner	Ownership	Class

Tom J. Fatjo, Jr.(1)	814,875		%
Jerome M. Kruszka(2)	461,234		%
Charles A. Casalinova(3)	188,210		%
Tom J. Fatjo, III(4)	314,965		%
Richard E. Bean(5)	103,350	*
Roger A. Ramsey(6)	10,667	*
Ballard O. Castleman(7)	46,859	*
All directors and executive officers as a group (8 persons)	1,940,160		%

*	Represents beneficial ownership of less than 1%.

(1)	Includes: (a) 98,368 shares owned by Tom J. Fatjo, Jr. Trust; (b) 12,296 shares owned by Jacqueline Fatjo 1998 Gift Trust; and (c) 12,296 shares owned by Channing Fatjo 1998 Gift Trust. Mr. Fatjo, Jr. is the trustee of each of these trusts, and as such, he has voting and investment power over the assets of such trusts, including shares of Common Stock. Also includes: (w) 211,491 shares owned by Fatjo WCA Partners, L.P., a limited partnership, controlled by Mr. Fatjo, Jr.; (x) 58,131 shares owned by First Sugar Hill Partners, LP (formerly FFAP, Ltd.), a limited partnership, the sole general partner of which is a corporation controlled by Mr. Fatjo, Jr., referred to in the remainder of this proxy statement as FSH Partners; (y) 51,288 shares representing Mr. Fatjo’s proportionate indirect interest in shares owned by Waste Corporation of America, LLC, referred to in the remainder of this proxy statement as WCA LLC; and (z) 33,333 shares underlying options currently exercisable. Mr. Fatjo, Jr. disclaims beneficial ownership of the securities held by WCA LLC, Fatjo WCA Partners, L.P. and FSH Partners except to the extent of his pecuniary interest therein. Does not include (i) 66,667 shares underlying options that are not exercisable within 60 days of October 31, 2005 and (ii) 36,689 shares of restricted stock that will not be vested within 60 days of October 31, 2005.

(2)	Includes: (a) 26,938 shares representing Mr. Kruszka’s proportionate indirect interest in shares owned by WCA LLC, of which Mr. Kruszka disclaims beneficial ownership; and (b) 33,333 shares underlying options currently exercisable. Does not include (y) 66,667 shares underlying options that are not exercisable within 60 days of October 31, 2005 and (z) 36,689 shares of restricted stock that will not be vested within 60 days of October 31, 2005.

(3)	Includes: (a) 9,343 shares representing Mr. Casalinova’s proportionate indirect interest in shares owned by WCA LLC, of which Mr. Casalinova disclaims beneficial ownership; and (b) 25,000 shares underlying options currently exercisable. Does not include (y) 50,000 shares underlying options that are not exercisable within 60 days of October 31, 2005 and (z) 27,519 shares of restricted stock that will not be vested within 60 days of October 31, 2005.

(4)	Includes: (a) 3,074 shares owned by Thomas J. Fatjo, IV Descendant’s Trust; (b) 3,074 shares owned by Berkeley E. Fatjo Descendant’s Trust; (c) 3,074 shares owned by Travis C. Fatjo Descendant’s Trust; (d) 3,074 shares owned by Justin D. Ruud Descendant’s Trust; (e) and 3,074 shares owned by Landon C. Ruud Descendant’s Trust. Mr. Fatjo, III is the trustee of each of these trusts, and as such, he has voting and investment power over the assets of such trusts, including their shares of Common Stock. Also includes: (w) 11,510 shares held by Mr. Fatjo, III as a limited partner of FSH Partners; (x) 26,172 shares held by Mr. Fatjo, III as a limited partner of Fatjo WCA Partners, L.P., (y) 18,617 shares representing Mr. Fatjo’s proportionate indirect interest in shares owned by WCA LLC, of which Mr. Fatjo disclaims beneficial ownership; and (z) 21,667 shares underlying options currently exercisable. Does not include (i) 43,333 shares underlying options that are not exercisable within 60 days of October 31, 2005 and (ii) 22,924 shares of restricted stock that will not be vested within 60 days of October 31, 2005.

(5)	Includes: (a) 6,222 shares representing Mr. Bean’s proportionate indirect interest in shares owned by WCA LLC, of which Mr. Bean disclaims beneficial ownership; and (b) 6,667 shares underlying options currently exercisable. Does not include (y) 13,333 shares underlying options that are not exercisable within 60 days of October 31, 2005 and (z) 6,316 shares of restricted stock that will not be vested within 60 days of October 31, 2005.

(6)	Includes 6,667 shares underlying options currently exercisable. Does not include (a) 13,333 shares underlying options that are not exercisable within 60 days of October 31, 2005 and (b) 6,316 shares of restricted stock that will not be vested within 60 days of October 31, 2005.

(7)	Includes: (a) 2,333 shares representing Mr. Castleman’s proportionate indirect interest in shares owned by WCA LLC, of which Mr. Castleman disclaims beneficial ownership; and (b) 6,667 shares underlying options currently exercisable. Does not include (y) 13,333 shares underlying options that are not exercisable within 60 days of October 31, 2005 and (z) 6,316 shares of restricted stock that will not be vested within 60 days of October 31, 2005.

Waste Corporation of America, LLC
      WCA LLC owned all of our outstanding capital stock prior to the initial public offering in June 2004. In anticipation of and in connection with the initial public offering, we completed an internal corporate reorganization, pursuant to which WCA Waste briefly became the parent of WCA LLC and pursuant to which WCA Waste spun off WCA LLC as a separate company with operations in Florida, Colorado and New Mexico. The shares of common stock indicated above as being indirectly owned through WCA LLC were issued in connection with the acquisition of a 227 acre landfill located in Ft. Meade, Florida from WCA LLC on September 30, 2005. The acquisition consideration consisted of approximately $3.4 million in cash (subject to certain adjustments), the assumption of $6.3 million in debt and 591,611 shares of common stock. The terms of the acquisition and other related transactions were described in a Current Report on Form 8-K filed on October 6, 2005, which is available from www.sec.gov. The directors and executive officers of WCA Waste own approximately 19% of WCA LLC. As a result of the Ft. Meade Acquisition, WCA LLC owns approximately 3.6% of the issued and outstanding shares of WCA Waste. The indirect ownership of the directors and executive officers was attributed based on the indirect beneficial ownership of interests of WCA LLC held by the directors and executive officers.
      Prior to our initial public offering, WCA Partners, L.P., a closely held investment fund, and other related entities controlled approximately 60.2% of both WCA Waste’s and WCA LLC’s outstanding equity; after the initial public offering, such entities owned approximately 18.1% of WCA Waste’s common stock and continue to hold 60.2% of WCA LLC’s outstanding equity. Earlier this year, WCA Partners liquidated and distributed the stock held by it to the equity owners of WCA Partners. As indicated above, in a Schedule 13D filing made on May 9, 2005, William P. Esping, one of the principals of WCA Partners, reported beneficial ownership of 2,136,061 shares of WCA Waste’s common stock (or approximately 13.90% of the outstanding common stock). Mr. Esping is a director of WCA LLC. Another principal of WCA Partners, Mr. Ballard Castleman, is one of our directors and is also a director of WCA LLC. In addition, Tom J. Fatjo, Jr. and Jerome Kruszka are also directors and executive officers of WCA LLC.
PROPOSAL
AMENDMENT OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER
OF SHARES OF COMMON STOCK THAT THE CORPORATION IS
AUTHORIZED TO ISSUE FROM 25,000,000 TO 50,000,000
      The Corporation’s Certificate of Incorporation currently provides for authorized capital stock consisting of 25,000,000 shares of Common Stock and 8,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”). The Board of Directors has the authority to fix the rights, privileges, preferences and restrictions of any series of Preferred Stock that it may designate. Currently, no series of Preferred Stock has been designated.
      On November 17, 2005, the Board of Directors adopted a resolution by written consent to increase the number of shares of Common Stock that the Corporation is authorized to issue from 25,000,000 to 50,000,000 shares and, subject to approval of the Corporation’s stockholders, to file with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation to effect the increase in the number of authorized shares of Common Stock (the “Amendment”). The resolution also provided that the Amendment be submitted to the stockholders entitled to vote thereon for consideration at the Special Meeting, all in accordance with Section 242 of the Delaware General Corporation Law. The text of the Amendment is attached hereto as Appendix A.
      As of the Record Date, of the 25,000,000 shares of Common Stock presently authorized,                      shares were issued and outstanding. At that date, there were approximately an additional                      shares of Common Stock reserved for possible future issuances, leaving the Corporation with only approximately                      shares of Common Stock available for issuance.

      The shares of Common Stock reserved for issuance have been reserved for issuance under the Corporation’s 2004 Incentive Plan.
Reasons for the Proposed Authorized Share Increase
      After the Corporation’s initial public offering in June 2004, there were 15,835,505 shares of common stock issued and reserved for issuance. Since that time the Corporation has completed 17 acquisitions, for aggregate consideration of $123.2 million in cash, $7.0 million in convertible debt, $6.3 million in assumed debt and issued                      shares of common stock. As of November 25, 2005, there were                      shares of common stock issued and reserved for issuance, leaving approximately                     in authorized but unissued and unreserved shares of common stock.
      The Corporation’s business is capital intensive, both as to ongoing capital required to support ongoing activities (including capital for equipment purchases, landfill construction and development and landfill closure) and as to the execution of the Corporation’s acquisition strategy. As previously disclosed, the Corporation’s future financial performance will significantly depend on successful implementation of the Corporation’s strategy of acquisitions in existing markets and selected additional markets. The Corporation continuously evaluates acquisition opportunities. In addition, two of the largest waste companies have announced plans to divest significant operating assets during the next year.
      Historically, the Corporation has pursued its acquisition strategy primarily with cash, most particularly with borrowings under the $200 million combined credit facility entered into in April 2005 and its $25 million accordion feature. As of November      , 2005, there was approximately $29.4 million in available capacity under the credit facility and an additional $25 million under the “accordion feature.” In addition, the Corporation has from time to time issued shares of common stock in connection with acquisitions. While the Corporation has the current ability to issue up to                      shares, increasing the authorized number of common shares will provide the Corporation with greater flexibility in pursuing and financing its acquisition strategy and in managing the Corporation’s debt to equity ratio. Approval of the proposed authorized share increase would allow the Board of Directors to authorize the issuance of common stock without waiting for the next annual meeting of stockholders in order to increase the authorized capital.
      If the stockholders approve the proposed authorized share increase, the Board of Directors would be able to issue these additional shares of Common Stock in its discretion from time to time, subject to any applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require the stockholders to approve such transaction. The newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including future capital-raising transactions involving Common Stock, convertible securities or other equity securities, stock dividends, establishing strategic relationships, and current or future equity compensation plans.
      Holders of Common Stock have no preemptive rights, which means that current stockholders do not have prior rights to purchase a new issue of Common Stock in order to maintain their current ownership. The issuance of additional shares of Common Stock will decrease the proportionate equity ownership of current stockholders and, depending upon the price paid for such additional shares, could result in dilution to current stockholders.
      The proposed authorized share increase could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Board of Directors. For example, the substantial increase in the number of authorized shares could help management frustrate efforts of stockholders seeking to remove management, could have the effect of limiting stockholder participation in transactions such as merger or tender offers, regardless of whether those transactions are favored by incumbent management. In addition, the Board of Directors will have the ability to issue shares privately in transactions that could frustrate proposed mergers, tender offers, or other transactions, even if those transactions are at substantial market premiums and are favored by a majority of independent stockholders. Such an issuance of shares of Common Stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Corporation. Except as described in this paragraph and except for the ability of the Board of Directors to fix by resolution the designations, preferences and relative, participating, optional or other special rights of any series of Preferred Stock, and any qualifications, limitations or restrictions thereof, including without limitation thereof, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, to the full extent permitted by Delaware law, there are no anti-takeover provisions in the Corporation’s certificate of incorporation or bylaws and the Corporation has no plans or proposals to adopt any provisions to its certificate of incorporation or bylaws or enter into other arrangements that may have material anti-takeover consequences.
      If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. We would make such a filing promptly after stockholder approval.
STOCKHOLDER PROPOSALS
      Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at our next annual meeting of stockholders. In order for a stockholder proposal to be eligible for inclusion in the proxy statement and form of proxy for next year’s annual meeting pursuant to Rule 14a-8(e) of the Exchange Act, the proposal must be received by the Secretary of the Corporation at One Riverway, Suite 1400, Houston, Texas 77056 no later than December 30, 2005. Such proposals must meet all of the requirements of the SEC (including the requirements of Rule 14a-8) to be eligible for inclusion in our 2006 proxy materials. While the Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement and form of proxy stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
      Alternatively, under our amended and restated bylaws, proposals of stockholders intended to be presented at next year’s annual meeting that do not comply with the procedure mentioned above must be received by the Secretary of the Corporation at its principal executive office in Houston, Texas not earlier than December 30, 2005 and not later than January 29, 2006, unless the date of our 2006 annual meeting of stockholders is changed by more than 30 calendar days from the anniversary of the 2005 annual meeting, to be considered timely and must contain the information required by our amended and restated bylaws (set forth below) and Regulation 14A under the Exchange Act. If the date of the 2006 annual meeting is changed by more than 30 days from the anniversary of the 2005 annual meeting, the stockholder must submit such proposal not more than 10 days following the first date that we publicly announce the date of such meeting. We will not entertain any proposals at the annual meeting that do not meet these requirements. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal.
      Our amended and restated bylaws require any proposal to include the following information: (i) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and the stockholder’s reasons for conducting such business at the annual meeting, (ii) any material interest of the stockholder in such business, (iii) the name, principal occupation and record address of the stockholder, (iv) the class and number of shares of the Corporation which are held of record or beneficially owned by the stockholder, (v) the dates upon which the stockholder acquired such shares of stock and documentary support for any claims of beneficial ownership, (vi) such other matters as may be required by our amended and restated certificate of incorporation, (vii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (viii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of a least the percentage of our outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of each proposal.
      Stockholders may contact the Secretary at our principal executive office in Houston, Texas for a copy of the relevant amended and restated bylaw provisions regarding the requirements for making stockholder proposals.

OTHER BUSINESS
      Under the Corporation’s bylaws, no other items of business may be brought before the Special Meeting other than those set forth herein.
      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors

Tom J. Fatjo, III
Senior Vice President-
Finance and Secretary
Houston, Texas
November      , 2005

APPENDIX A
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
WCA WASTE CORPORATION
      WCA WASTE CORPORATION (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows pursuant to Sections 242 and 245 of the DGCL:

FIRST: The name of the Corporation is “WCA Waste Corporation.”

SECOND: The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on February 27, 2004.

THIRD: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the DGCL.

FOURTH: The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:
ARTICLE I
NAME
      The name of the Corporation is “WCA Waste Corporation.”
ARTICLE II
REGISTERED OFFICE AND REGISTERED AGENT
      The registered office of the Corporation in the State of Delaware is located at 615 S. DuPont Highway, Dover, Delaware 19901, Kent County. The name of the registered agent of the Corporation at such address is Capitol Services, Inc.
ARTICLE III
PURPOSE
      The purpose for which the Corporation is organized is to engage in any lawful acts and activities for which corporations may be organized under the DGCL.
ARTICLE IV
CAPITALIZATION
      Section 4.1     Authorized Capital.
      (a) The total number of shares of stock that the Corporation shall have the authority to issue is 58,000,000 shares of capital stock, consisting of (i) 50,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”) and (ii) 8,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).
      (b) Subject to the provisions of this Certificate of Incorporation and the Preferred Stock Designation (as defined below) creating any series of Preferred Stock, the Corporation may issue shares of its capital stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation (the “Board of Directors”), which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.
      Section 4.2     Preferred Stock.
      The Preferred Stock may be issued from time to time in one or more series. Authority is hereby expressly granted to and vested in the Board of Directors to authorize from time to time the issuance of Preferred Stock in one or more series. With respect to each series of Preferred Stock authorized by it, the Board of Directors shall be authorized, to the fullest extent now or hereafter permitted by the DGCL, to establish by resolution or resolutions, and by filing a certificate pursuant to applicable law of the State of Delaware (the “Preferred Stock Designation”), the number of shares to constitute such series, the designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations or restrictions thereof, if any, of such series and such other rights, powers and preferences with respect to such series as may, to the Board of Directors, seem advisable. Any series of Preferred Stock may vary from any other series of Preferred Stock in any manner.
      Section 4.3     Common Stock.
      (a) The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of holders of shares of Common Stock of the Corporation and shall be entitled to one vote for each share of Common Stock held.
      (b) Subject to the prior rights and preferences (if any) applicable to shares of Preferred Stock of any series, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.
      (c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the preferential or other rights (if any) of the holders of shares of the Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. For purposes of this paragraph (c), a liquidation, dissolution or winding-up of the Corporation shall not be deemed to be occasioned by or to include (i) any consolidation or merger of the Corporation with or into another corporation or other entity or (ii) a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.
      (d) No holders of shares of stock of the Corporation shall have a preemptive right to purchase or subscribe for and receive shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock.
ARTICLE V
DIRECTORS
      Section 5.1     Number and Term.
      The number of directors of the Corporation shall from time to time be fixed exclusively by the Board of Directors in accordance with, and subject to the limitations set forth in, the bylaws of the Corporation (the “Bylaws”); provided, however, that the Board of Directors shall at all times consist of a minimum of three members. Each director elected at an annual meeting of stockholders shall hold office until the next annual meeting of stockholders or until his successor is elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall have the effect of shortening the term of any incumbent director. Anything in this Certificate of Incorporation or the Bylaws to the contrary notwithstanding, each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.
      Section 5.2     Limitation of Personal Liability.
      To the fullest extent now or hereafter permitted by the DGCL, no person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Section 5.2 shall apply to or have any effect on the liability of any director for or with respect to acts or omissions occurring prior to such amendment or repeal.
      Section 5.3     Nomination and Election.
      (a) Nominations of persons for election or reelection to the Board of Directors may be made by or at the direction of the Board of Directors. The Bylaws may set forth procedures for the nomination of persons for election or reelection to the Board of Directors, and only persons who are nominated in accordance with such procedures (if any) shall be eligible for election or reelection as directors of the Corporation; provided, however, that such procedures shall not infringe upon (i) the right of the Board of Directors to nominate persons for election or reelection to the Board of Directors or (ii) the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under circumstances specified in the Preferred Stock Designation creating such class or series of Preferred Stock.
      (b) Each director shall be elected in accordance with this Certificate of Incorporation, the Bylaws and applicable law. No stockholders of the Corporation shall have the right or power to cumulate votes attributable to their shares of stock of the Corporation for the election of directors. Election of directors by the Corporation’s stockholders need not be by written ballot unless the Bylaws so provide.
      (c) There shall be no limitation on the qualification of any person to be a director or in the ability of any director to vote on any matter brought before the Board of Directors or any committee thereof, except (i) as required by law and (ii) as set forth in a Bylaw adopted by the Board of Directors relating to eligibility for election as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualifications for continuing service of directors upon ceasing employment with the Corporation.
      Section 5.4     Removal.
      No director may be removed before the expiration of his term of office except for cause and then only by the affirmative vote of the holders of not less than a majority in voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class. No recommendation by the Board of Directors that a director be removed may be made to the Corporation’s stockholders unless such recommendation is set forth in a resolution adopted by the affirmative vote of not less than 66 2/3% of the whole Board of Directors.
      Section 5.5     Vacancies.
      (a) In case any vacancy shall occur on the Board of Directors because of death, resignation or removal, such vacancy may be filled only by a majority (or such higher percentage as may be specified in the Bylaws) of the directors remaining in office (though less than a quorum), or by the sole remaining director. The director so appointed shall serve for the unexpired term of his predecessor or until his successor is elected and qualified or until his earlier death, resignation or removal. If there are no directors then in office, an election of directors may be held in the manner provided by applicable law.
      (b) Any newly-created directorship resulting from any increase in the number of directors may be filled only by the vote of a majority (or such higher percentage as may be specified in the Bylaws) of the directors then in office (though less than a quorum), or by the sole remaining director, and may not be filled by any other persons (including stockholders). Each director so appointed shall hold office until the next annual meeting of stockholders or until his successor is elected and qualified or until his earlier death, resignation or removal.

      (c) Except as expressly provided in this Certificate of Incorporation or as otherwise provided by applicable law, stockholders shall not have the right to fill vacancies on the Board of Directors or newly-created directorships.
      Section 5.6     Subject to Rights of Holders of Preferred Stock.
      Notwithstanding the foregoing provisions of this Article V, if the Preferred Stock Designation creating any series of Preferred Stock entitles the holders of such Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, then all provisions of such Preferred Stock Designation relating to the nomination, election, term of office, removal, filling of vacancies and other features of such directorships shall, as to such directorships, govern and control over any conflicting provisions of this Article V.
ARTICLE VI
AMENDMENT OF BYLAWS
      The Board of Directors is expressly authorized and empowered to adopt, alter, amend or repeal the Bylaws but only by the affirmative vote of a majority of the directors then in office. Stockholders shall have the power to alter, amend, expand or repeal the Bylaws but only by the affirmative vote of the holders of not less than 66 2/3% in voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class.
ARTICLE VII
ACTIONS AND MEETINGS OF STOCKHOLDERS
      Section 7.1     No Action by Written Consent.
      No action shall be taken by the stockholders except at an annual or special meeting of stockholders. Stockholders may not act by written consent in lieu of a meeting.
      Section 7.2     Meetings.
      (a) Meetings of the stockholders (whether annual or special) may only be called by the Board of Directors or by such officer or officers of the Corporation as the Board of Directors may from time to time authorize to call meetings of the stockholders. Stockholders shall not be entitled to call any meeting of stockholders or to require the Board of Directors or any officer or officers of the Corporation to call a meeting of stockholders, except as otherwise expressly provided in the Preferred Stock Designation creating any series of Preferred Stock.
      (b) Stockholders shall not be entitled to propose business for consideration at any meeting of stockholders, except as otherwise expressly provided in the Bylaws or in the Preferred Stock Designation creating any series of Preferred Stock.
      (c) Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting. The person presiding at a meeting of stockholders may determine whether business has been properly brought before the meeting and, if the facts so warrant, such person may refuse to transact any business at such meeting which has not been properly brought before such meeting.
      Section 7.3     Appointment and Removal of Officers.
      The stockholders shall have no right or power to appoint or remove officers of the Corporation nor to abrogate the power of the Board of Directors to elect and remove officers of the Corporation. The stockholders shall have no power to appoint or remove directors as members of committees of the Board of Directors, establish qualifications for membership on committees, nor to abrogate the power of the Board of Directors to establish one or more such committees or the power of any such committee to exercise the powers and authority of the Board of Directors to the fullest extent permitted by applicable law.

ARTICLE VIII
INDEMNIFICATION; INSURANCE
      Section 8.1     Indemnification of Directors and Officers.
      The Corporation shall indemnify, to the fullest extent permitted by applicable law, each person who is or was a director or officer of the Corporation, and may indemnify each employee and agent of the Corporation and all other persons whom the Corporation is authorized to indemnify under the provisions of the DGCL, from and against all expenses, liabilities or other matters arising out of or in any way related to their status as such or their acts, omissions or services rendered in such capacities.
      Section 8.2     Insurance.
      The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.
ARTICLE IX
AMENDMENT OF CERTIFICATE OF INCORPORATION
      The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by applicable law, and all rights conferred upon stockholders, directors or any other persons by or pursuant to this Certificate of Incorporation are granted subject to this reservation. Notwithstanding the foregoing or any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, the provisions of this Article IX and of Article V, Article VI, Article VII and Article VIII may not be repealed or amended in any respect, and no provision inconsistent with any such provision may be added to this Certificate of Incorporation, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% in voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class; provided, however, that any amendment or repeal of Section 5.2 or Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the Series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.
ARTICLE X
VOTING REQUIREMENTS NOT EXCLUSIVE
      The voting requirements contained in this Certificate of Incorporation shall be in addition to the voting requirements imposed by law or by the Preferred Stock Designation creating any series of Preferred Stock.
      IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been executed for and on behalf and in the name of the Corporation by its duly authorized officer on December 21, 2005.

WCA WASTE CORPORATION

By:

Name:
Title:

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	Please mark your votes like this	☒

Increase in the number of authorized share of common stock from 25,000,000 TO 50,000,000	FOR ☐	AGAINST ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the increase in the number of authorized shares
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature _______________________________ Signature _______________________________ Date _______________
NOTE: Please sign as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

WCA WASTE CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Tom J, Fatjo, III and J. Edward Menger as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated on the reverse side, all shares of common stock of WCA Waste Corporation held of record by the undersigned at the close of business on November 25, 2005 at the Special Meeting of Stockholders to be held on December 21, 2005 or any adjournment thereof.
(Continued and to be dated and signed on reverse side)